                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the heading "Selected Consolidated Financial Data" and under the caption "Experts" and to the use of our report dated February 27, 1997, in the Registration Statement (Form F-4) and related Prospectus of Paging Network do Brasil S.A. for the registration of $125,000,000 13 1/2% Senior Notes due 2005.

                                          Ernst & Young LLP
                                          Auditores Independents S.C.

Sao Paulo, Brazil
June 20, 1997